Exhibit 99.2

CONSENT TO BE NAMED AS A DIRECTOR DESIGNEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to being named as a designee to the board of directors of MGI PHARMA, INC. in its Registration Statement on Form S-4 and any and all amendments and supplements thereto, to be filed with the U.S. Securities and Exchange Commission, and to the filing of this consent as an exhibit to the Registration Statement.

August 8, 2005	/S/ DEAN J. MITCHELL
Dean J. Mitchell